Exhibit 10(m)

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT ("Amendment") is entered into as of the 30th day of November, 2001 by and between THE PROVIDENT BANK, an Ohio banking corporation, One East Fourth Street, Cincinnati, Ohio 45202 ("Lender") and LCA-VISION INC., a Delaware corporation ("Borrower"), 7840 Montgomery Road, Cincinnati, Ohio 45236.

RECITALS

A.

Lender and Borrower entered into a Loan Agreement on June 29, 1998, which Loan Agreement has been amended by various letter agreements and by an Amendment to Loan Agreement dated as of September 30, 1999 (as amended, "Loan Agreement").

B.

The parties desire to modify the terms of the Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, all of which are considered to be a part of this Amendment, and the benefits accruing to the parties hereunder, receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

1.

All capitalized terms used herein, unless otherwise defined herein, shall have the same meaning as set forth in the Loan Agreement.

2.

The following language is added as Section 5.24 of the Loan Agreement:

Cash Management/Investment. Borrower shall utilize Lender for all of Borrower’s cash management and investment needs on Lender’s normal and customary terms.

3.

Section 6.7 of the Loan Agreement is hereby deleted and the following added as Section 5.25 of the Loan Agreement:

Tangible Net Worth. Maintain a minimum consolidated Tangible Net Worth plus Subordinated Debt of not less than $37,000,000 at all times through December 31, 2001; of not less than $35,000,000 at all times from January 1, 2002 through March 31, 2002; and of not less than $33,500,000 from April 1, 2002 through June 30, 2002.

4.

All of the terms and conditions contained in the Loan Agreement and all other loan documents ("Loan Documents") evidencing and securing the indebtedness evidenced by the Loan Agreement ("Indebtedness"), except as modified by this Amendment, shall remain unchanged, unimpaired and in full force and effect. This Amendment is hereby made a part of the original Loan Agreement as completely as if incorporated verbatim therein.

5.

Borrower acknowledges and unconditionally promises to pay the entire indebtedness as set forth in the Loan Agreement, as amended as set forth herein, and in the Loan Documents.

Borrower reaffirms all covenants and representations set forth in the Loan Agreement and Loan Documents as if such covenants and representations were made as of the date hereof.

6.

This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Ohio. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the date first above written.

LENDER:

THE PROVIDENT BANK

By:  /s/ Richard E. Wirthlin

Richard E. Wirthlin,

Senior Vice President

BORROWER:

LCA-VISION INC.

By:  /s/ Alan H. Buckey

Name:  Alan H. Buckey

Title:  Executive Vice President